UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2013

DEVELOPMENT CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-54566	27-3746561
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5441 NW 15th Street., Suite 1
Margate, FL 33063
(Address of principal executive offices, including zip code)

(289) 208-8052
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2013, Development Capital Group, Inc. (the “Corporation”) entered into a Consulting Agreement with Lindsay Capital Corp. (“LCC”), a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1, pursuant to which LLC shall provide business consulting services to the Corporation in exchange of a consulting fee.  The material terms of the Consulting Agreement with LLC are as follows: a) LLC’s consulting fee, in exchange for providing the consulting services, shall be an issuance of 500,000 shares restricted common stock, which shall be issued and delivered to LLC on January 1, 2014; and b) the consulting service to be provided by LLC to the Corporation shall commence on December 2, 2013 and shall terminate on December 31, 2014.

In addition, on December 2, 2013, the Corporation also entered into a Consulting Agreement with Xeitel Capital Management (“Xeitel”), a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.2, pursuant to which Xeitel shall provide business consulting services to the Corporation in exchange of a consulting fee.  The material terms of the Consulting Agreement with Xeitel are as follows: a) Xeitel’s consulting fee, in exchange for providing the consulting services, shall be an issuance of 1,000,000 shares of restricted common stock of the Corporation, which are to issued and delivered to Xeitel upon signing of the Consulting Agreement with Xeitel b) the term of the Consulting Agreement with Xeitel LLC shall commence on December 2, 2013 and shall terminate on December 31, 2014.

Item 3.02	Unregistered sales of Equity Securities

The issuance of shares of restricted common stock to LLC and Xeitel in the aggregate amount of 1,500,000 shares, shall not be registered, and therefore shall be issued in accordance with the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.  LLC and Xeitel have represented in their Consulting Agreements attached hereto, that they are not U.S. persons, and therefore are obligated to only resell the shares issued to them in accordance with the provisions of Regulation S.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Consulting Agreement with Lindsay Capital Corp., dated December 2, 2013
Exhibit 10.2	Consulting Agreement with Xeitel Capital Management, dated December 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Johnathan Lindsay
Johnathan Lindsay Chief Executive Officer

Dated: December 6, 2013